As filed with the Securities and Exchange Commission on November 21, 2007.

Registration No. 333-115130

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

To

Form S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

POGO PRODUCING COMPANY LLC

(Exact name of registrant as specified in its charter)

Delaware	74-1659398
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

700 Milam, Suite 3100

Houston, Texas 77002

(713) 579-6000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John F. Wombwell

Plains Exploration & Production Company

700 Milam, Suite 3100

Houston, Texas 77002

(713) 579-6000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy To:

Michael E. Dillard, P.C.

Akin Gump Strauss Hauer & Feld LLP

1111 Louisiana Street, 44th Floor

Houston, TX 77002

Phone: (713) 220-5800

Facsimile: (713) 236-0822

DEREGISTRATION OF SHARES

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (File No. 333-115130) (the “Registration Statement”), which was originally filed on May 4, 2004, is being filed to deregister unsold shares of common stock of the registrant, Pogo Producing Company LLC (as successor registrant to Pogo Producing Company) (“Pogo”).

On November 6, 2007, pursuant to that certain Agreement and Plan of Merger, dated as of July 17, 2007, by and among Pogo Producing Company, Plains Exploration & Production Company and Pogo Producing Company LLC (formerly PXP Acquisition LLC) (“Merger Sub”), Pogo Producing Company merged with and into Merger Sub, with Merger Sub surviving, and its common stock ceased to be quoted on the New York Stock Exchange and will be deregistered under the Securities Exchange Act of 1934, as amended. Therefore, this Post-Effective Amendment No. 1 to the Registration Statement is being filed to deregister, as of the effectiveness of this post-effective amendment, all shares of common stock and preferred stock purchase rights, the sale of which was registered under the Registration Statement, that were not sold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on November 21, 2007.

POGO PRODUCING COMPANY LLC

By:	/S/ JAMES C. FLORES
James C. Flores
President (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ JAMES C. FLORES	President	November 21, 2007
James C. Flores	(Principal Executive Officer)

/S/ WINSTON M. TALBERT	Vice President, Treasurer and Director	November 21, 2007
Winston M. Talbert	(Principal Financial Officer and Principal Accounting Officer)

/S/ JOHN F. WOMBWELL	Vice President, Secretary and Director	November 21, 2007
John F. Wombwell